Exhibit 10.13

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Contract No.: GXQTZGS-hygy2021001

Standard Factory

Contract

Party A (Property Owner): Zhumadian High-tech Industrial Development Investment Co., Ltd.

Party B (Tenant): Zhumadian City Haoyi Craft Products Co., Ltd.

Date of Contract Signing: June 20, 2021

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Contract

Party A (Property Owner): Zhumadian High-tech Industrial Development Investment Co., Ltd.

Party B (Tenant): Zhumadian City Haoyi Craft Products Co., Ltd.

I.	Background

In order to safeguard the legitimate rights and interests of the property owner and the tenant of the standard factory, and to ensure that both parties fulfill their respective obligations, this contract is hereby signed by Party A and Party B through consultation in accordance with the relevant laws, regulations, and provisions such as the Contract Law of the People’s Republic of China and the General Principles of Civil Law.

II.	Upon the application of Party B and in accordance with the relevant management regulations of the standard factory, Party A agrees to the following matters:

A.	The construction address, floor area, functionality, and purpose of the standard factory:

1.	Construction Address: Located in the southeastern area of the intersection of Ruhe Avenue and Yicheng Avenue within the jurisdiction of Party A. The standard factory buildings are numbered 1-6 from west to east along Ruhe Avenue, and the leased premises for Party B is the 3rd floor of Factory Building #3.

2.	Floor Area: The total floor area is approximately 3300 square meters (Amount in words: three thousand three hundred square meters), equipped with 2 freight elevators.

3.	Functionality and Purpose: To be used by Party B for production, warehousing, and office purposes after leasing.

B.	Lease Term: The lease term is 5 years, from June 20, 2021, to June 19, 2026. Due to significant modifications made by the previous tenant in the factory premises, including the restoration of the factory floor and other facilities, and with the support of the management committee for the development of high-tech enterprises, a 3-month renovation period is granted. The actual lease commencement date is September 20, 2021, and the lease term ends on September 19, 2026.

C.	Rent and Charges: The rent is calculated based on the floor area of the standard factory at a rate of 8 RMB per square meter per month. The rent will gradually increase by 105% of the previous year’s rent.

Year 1: Annual rent of 316,800.00 RMB.

Year 2: Annual rent of 332,640.00 RMB.

Year 3: Annual rent of 349,272.00 RMB.

Year 4: Annual rent of 366,736.00 RMB.

Year 5: Annual rent of 385,072.00 RMB.

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D.	Rent Payment Method: The rent is to be paid annually in advance. Upon signing this contract, Party B shall pay the full amount of the first lease term (one year) rent, which is 316,800.00 RMB (Amount in words: three hundred sixteen thousand eight hundred RMB), within 5 working days to Party A. Subsequently, for each following lease year, Party B shall pay the rent in full no later than one month prior to the expiration of the previous lease year. If Party B fails to pay the rent for the next lease year as specified in the contract by the expiration date of the previous lease year, an additional 10,000.00 RMB (Amount in words: ten thousand RMB) per day will be deducted from the lease deposit until the lease deposit is fully used. In such case, the contract shall be considered terminated, and Party A has the right to take all necessary measures to regain possession of the leased standard factory. Party B shall bear all losses and consequences arising therefrom. The same procedure applies for subsequent years as specified in this contract. If Party B pays the rent for the current lease term before the lease deposit is fully used, Party B must replenish the deducted lease deposit within 10 working days from the date of receiving written notice from Party A and provide the payment proof to Party A in a timely manner in order to continue leasing and using the standard factory. Otherwise, Party A has the right to unilaterally terminate this contract.

E.	Lease Deposit: In order to guarantee Party B’s compliance with and performance of the contractual obligations, Party B shall pay a lease deposit of 100,000.00 RMB (Amount in words: one hundred thousand RMB) to the designated account of Party A within 5 working days from the date of signing this contract.

Upon expiration of the contract, if Party B has fully paid the rent and all related expenses incurred during the lease period, such as water, electricity, waste disposal fees, without any breach of contract or damage to the standard factory caused by Party B, Party A shall return the lease deposit to Party B without interest. If Party B breaches the contract or causes damage to the standard factory owned by Party A, Party A shall deduct maintenance costs, penalty fees, and compensation from the lease deposit, and the remaining amount shall be returned to Party B without interest. If the lease deposit paid by Party B is insufficient to cover the aforementioned payment obligations, Party B shall pay the remaining amount to Party A within 5 days from the expiration date of the contract or the date of contract termination.

F.	During the lease term, Party B shall independently operate, bear the profit and loss, and be responsible for all operating expenses. Party B shall promptly pay for water, electricity, natural gas, heating, waste disposal, and other related expenses incurred by their use. Party B shall bear any losses incurred due to their failure to pay the aforementioned expenses on time.

G.	The standard factory leased by Party B shall only be used for production, warehousing, operations, and office purposes. Without the written consent of Party A, any alteration of its functionality and purpose is strictly prohibited. Otherwise, it will be considered a breach of contract by Party B, and Party A has the right to impose economic penalties according to the “Zhumadian Industrial Agglomeration Zone Standard Management Regulations” and terminate the contract, reclaiming the standard factory. Party B shall bear all losses resulting therefrom.

H.	In the event that Party B fails to pay the rent as specified in the contract once, Party B shall bear all property management fees from the date of breach, and the property management company may take all necessary measures to collect the fees, with Party B assuming legal and economic responsibilities.

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III.	Maintenance and Repair Responsibility for the Standard Factory

A.	During the lease term, Party A is responsible for the maintenance and repair of the main structure of the standard factory, such as walls, roofs, and external water supply and drainage pipelines, roads, fences, etc., which are damaged due to long-term use. However, damages caused by improper use or deliberate destruction by Party B are excluded.

B.	Party B is responsible for the maintenance, upkeep, and repair of the internal installations of the standard factory, such as water supply, drainage, power supply, fire protection, elevators, as well as the auxiliary facilities and equipment provided for the standard factory, such as transformers. Party B should promptly rectify any possible malfunctions and hazards to prevent potential risks. Upon the expiration of the contract, Party B must ensure that the aforementioned infrastructure and auxiliary facilities and equipment are returned to Party A in a reliable operational condition, and Party A has the right to inspect and supervise this.

C.	During the lease term, Party B should take care of and use the standard factory and its auxiliary facilities and equipment reasonably. If damages to the standard factory and its auxiliary facilities and equipment are caused by Party B’s improper use, Party B shall bear the cost of repairs.

D.	During the lease term, without the written consent of Party A, Party B shall not willfully damage the main structure, infrastructure, and auxiliary facilities and equipment inside and outside the standard factory. Party B shall not engage in unauthorized construction, unauthorized connections to power, water, heating, or any other pipelines within the standard factory area. If Party B does so, Party A has the right to issue a written notice to Party B, requesting rectification and deducting the lease deposit paid by Party B based on the severity of the circumstances. If Party B refuses to rectify and fails to timely replenish the deducted lease deposit due to Party B’s violation of the contractual terms, Party A has the right to unilaterally terminate the contract, deduct the lease deposit, and Party B shall bear all losses resulting therefrom.

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IV.	Rights and Obligations of Party A and Party B

A.	Rights and Obligations of Party A

1.	Party A owns the full property rights of the standard factory and its auxiliary facilities and equipment leased by Party B.

2.	Party A or the property management company authorized by Party A has the right to carry out normal business management and inspections of the standard factory leased by Party B.

3.	In the event of emergencies such as dangers, gas leaks, water leaks, or heating issues in the standard factory and its auxiliary facilities and equipment, Party A may authorize a third party to enter the standard factory for emergency repairs without the consent of Party B. The costs incurred shall be borne entirely by Party B.

4.	Party A shall assist administrative and public management departments at all levels in supervising, educating, and rectifying any violations of regulations committed by Party B.

5.	Upon the expiration of the lease term, if Party B fails to renew the lease in a timely manner and does not return the standard factory as scheduled, Party A has the unconditional right to reclaim the premises, and Party B shall bear all resulting losses.

6.	Party A shall address complaints raised by Party B regarding any issues related to the use of the standard factory and perform maintenance, repair, service, and management tasks concerning safety, public order, and other relevant matters.

7.	Party A shall prohibit any actions by Party B that violate the standard factory management regulations established by Party A or the property management company entrusted by Party A, as well as the “Property Use Rules.”

8.	If Party B damages the main structure, infrastructure, or auxiliary facilities and equipment of the standard factory without Party A’s written consent, or engages in illegal construction, unauthorized connections to power, water, heating, or any other pipelines within the standard factory area, Party A has the right to issue a written notice to Party B for rectification and deduct Party B’s lease deposit accordingly. If Party B refuses to rectify the situation, fails to timely replenish the deducted lease deposit, or violates the terms of the contract, Party A has the right to unilaterally terminate the contract. Party B shall bear all losses resulting therefrom.

B.	Rights and Obligations of Party B

1.	During the lease term, Party B has the right to use and manage the standard factory and conduct legal production, operation, warehousing, and office activities in accordance with the intended functions and purposes of the standard factory.

2.	During the lease term, Party B should strengthen education and management related to fire safety and production safety for its employees in accordance with national, local laws, regulations, and provisions. Party B should promptly eliminate any safety hazards. If any safety accidents occur due to improper actions by Party B or its employees during the lease term, Party B shall bear all resulting losses without any responsibility falling upon Party A.

3.	Party B should promptly pay for the rent, water, electricity, heating, natural gas, waste disposal, and other expenses related to the standard factory.

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4.	During the lease term, without Party A’s written and signed consent, Party B shall not sublease, transfer, mortgage, or lend the standard factory, either wholly or partially, to any third party under the guise of cooperation, joint ventures, or any other name. Upon discovery, Party A has the right to unilaterally terminate the contract, confiscate the lease deposit, and reclaim the standard factory. Party B shall bear all resulting losses.

5.	Upon the expiration of the lease term, Party B shall promptly complete the procedures for vacating the premises and return the standard factory. If Party B wishes to renew the lease, Party B should submit a renewal application to Party A at least two months before the expiration date. If Party B needs to terminate the lease before the completion of the lease term, Party B must provide a three-month advance notice to Party A, adhere to the specified procedures, and return the standard factory on time.

6.	Upon the expiration of the lease term, if Party B fails to complete the procedures for vacating the premises on time, Party B shall pay a penalty equal to 10% of the lease deposit in addition to fully paying the rent for the standard factory, water, electricity, gas, heating, waste disposal, and other expenses borne by Party B.

7.	Without Party A’s written consent, Party B shall not make unauthorized changes to the main structure, infrastructure, or auxiliary facilities and equipment of the standard factory, or engage in unauthorized renovations, demolitions, or expansions. If Party B deliberately damages the main structure, infrastructure, or auxiliary facilities and equipment of the standard factory, Party B shall repair them to their original condition or compensate for the actual losses incurred.

8.	If necessary, Party B may carry out necessary reconstruction, renovation, and installation of related facilities and equipment in the standard factory. Party B must promptly notify Party A in writing and obtain the approval of Party A’s planning and construction department. The costs incurred shall be borne by Party B. Party B shall bear all responsibilities for any accidents or losses resulting from reconstruction, renovation, and the use of related facilities and equipment. Upon the termination of the contract, Party B may remove the installed facilities, equipment, and instruments. However, Party B must not engage in destructive removal of fixtures embedded in the walls, roof, and interior floor. Doors, windows, walls, floors, and roofs must be kept in good condition and returned to Party A without compensation. Any breach of this provision shall result in Party B bearing the losses incurred.

9.	Party B shall ensure the integrity of the main structure, infrastructure, and auxiliary facilities and equipment of the standard factory. If accidents such as water leaks, electrical issues, or gas leaks occur in the factory premises, Party B must report them promptly or bear the responsibility for repair and compensation for damages caused by deliberate actions.

10.	During the lease term, in the event that the performance of this contract becomes impossible due to government policy reasons, the contract shall be terminated automatically, and both parties shall be exempt from any breach of contract liability. In the event of government demolition, all compensation related to the demolition shall belong to Party A (the lessor), and any decoration and facility investments made by Party B (the lessee) shall be compensated in accordance with the relevant compensation regulations of the government, if such compensation is provided. Apart from this, Party B shall not make any compensation claims.

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11.	During the lease term, Party B must use the standard factory within the agreed scope and shall not occupy public passageways, public spaces, roads, green belts, and other areas owned by Party A.

12.	After the property management company is established, Party B shall cooperate with the property management company and comply with their management regulations.

13.	Upon completion of the project, the enterprise must meet the criteria for being classified as a “Four-Up” enterprise for admission.

14.	The project must align with the leading industries of the high-tech zone and have been audited by the investment promotion department, and a investment and tax agreement must be signed with the management committee.

15.	The project construction and operation must comply with safety and environmental protection requirements.

16.	The project construction must adhere to the requirements stipulated in the “Notice of the People’s Government of Zhumadian City on Further Improving the Evaluation Mechanism for the Entry of Projects in the Three Industrial Clusters in the City Center.”

V.	Contract Termination

A.	During the lease term, if any of the following circumstances occur, Party A has the right to terminate this contract in advance (from the date of delivery of the written notice to Party B) and unconditionally reclaim the standard factory. Party B shall bear all losses incurred by Party A during the process of reclaiming the standard factory, which includes all necessary measures taken by Party A:

1.	Party B’s deliberate actions result in significant safety hazards in the standard factory, or cause severe human-made damage to the main structure, infrastructure, and auxiliary facilities and equipment of the standard factory with serious consequences.

2.	Party B fails to pay the rent as stipulated in the contract upon expiration and has exhausted the lease deposit.

3.	Party B unauthorized changes the intended use of the standard factory.

4.	Party B violates the standard factory management regulations, seriously affecting the normal production and operation of other companies, and refuses to rectify the situation after receiving a written notice.

5.	Party B or its employees engage in illegal activities or criminal acts using the standard factory, and Party B refuses to take responsibility or handle the matter.

After the termination of the contract, the lease deposit paid by Party B will not be refunded. Party B shall compensate Party A for any losses incurred. If there is subleasing, lending, or entrusting management, Party B shall return any improper benefits obtained during the subleasing, lending, or entrusted management period to Party A.

B.	Party B has the right to terminate the contract if any of the following actions are taken by Party A:

1.	Party A fails to deliver the standard factory within the timeframe specified in this contract, and the delay exceeds 30 days.

2.	The standard factory provided by Party A does not meet safety requirements or fails to fulfill the repair obligations as agreed upon during the use of the standard factory, which is confirmed by a safety appraisal institution and severely affects its use.

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VI.	Resolution of Contractual Disputes

Any disputes arising from the performance of this contract shall be resolved through negotiation between Party A and Party B. Mediation by relevant authorities is also possible. If negotiation or mediation fails, either party has the right to bring the dispute to the competent People’s Court.

VII.	Exemption Conditions

A.	During the performance of the contract, if the standard factory and its auxiliary facilities are severely damaged and rendered unusable due to force majeure events such as war, earthquake, flood, fire not caused by Party B, etc., this contract shall terminate automatically, and neither party shall bear any liability for resulting economic losses.

B.	During the performance of the contract, if the demolition, renovation, or retrieval of the house occurs due to urban planning, old city reconstruction, or other national needs, this contract shall terminate automatically. Party B shall comply unconditionally, relocate promptly, and bear any economic losses incurred due to failure to relocate in a timely manner.

VIII.	Both parties enjoy the rights and bear the obligations as stipulated in this contract. In the event of adjustments to national or local government laws and policies that conflict with this contract, the revised laws and policies shall prevail in the conflicting parts.

IX.	For matters not covered in this contract, supplementary clauses may be agreed upon through mutual consultation between Party A and Party B. The supplementary clauses and attachments shall be an integral part of this contract and shall have the same legal effect as this contract.

X.	This contract is made in six copies, with each party holding three copies, all of which have equal legal effect. This contract shall come into effect from the date of signing and sealing by Party A and Party B, and from the date of payment of the standard factory rent by Party B.

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Seal of Property Owner (Party A):	Seal of Tenant (Party B):
[Company Seal Affixed Here]	[Company Seal Affixed Here]
Date of Contract Signing: June 20, 2021	Date of Contract Signing: June 20, 2021